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                                                                    EXHIBIT 99.1


[NATIONAL OILWELL LOGO]

NEWS            CONTACT: STEVE KRABLIN
                                                                  (713) 346-7773

FOR IMMEDIATE RELEASE

            NATIONAL OILWELL REPORTS FOURTH QUARTER AND 2003 EARNINGS

HOUSTON, TX, February 12, 2004--National-Oilwell, Inc. (NYSE: NOI) today reported fourth quarter revenues of $530 million and net income of $14.6 million, or $0.17 per diluted share, after fourth quarter charges described below which total $10.7 million ($0.13 per share). Full year revenues exceeded $2 billion, and net income after the charges was $76.8 million, or $0.90 per share.

The Company recorded an after tax charge of $6.9 million ($0.08 per share) to correct an accumulated three-year clearing account problem within the Distribution segment's SAP purchasing system. SAP was installed in 1999, and a detail reconciliation problem began in the second quarter of 2000 and continued undetected until the third quarter of 2003. Process changes have been implemented to prevent any recurrence of this situation.

Fourth quarter results also included after tax charges to catch up depreciation and amortization expense primarily related to finalization of purchase accounting of $1.6 million ($0.02 per share) within the Products and Technology Group and $0.5 million ($0.01 per share) within the Distribution Services Group. Products and Technology also recorded a $1.7 million ($0.02 per share) after tax charge resulting from an annual analysis of foreign pension accounting. An analysis of the provision for income tax for 2003 determined that the proper rate for the full year was 29%, and the fourth quarter contains a lower than normal tax provision to reflect this full year rate.

Backlog of capital equipment orders totaled $339 million at December 31, 2003, essentially the same as at the end of the third quarter, as revenues from backlog of $151 million approximated new orders into backlog of $150 million.

PRODUCTS AND TECHNOLOGY GROUP

Revenues of $349 million in the fourth quarter are at a record pace, up 10% over the third quarter of 2003 even though revenues from capital equipment were essentially flat. Absent the charges discussed above, operating income also improved sequentially by a similar percent.

                                     -more-


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DISTRIBUTION SERVICES GROUP

Revenues again exceeded $200 million and were up slightly from the third quarter of 2003. In addition to the charges discussed above, operating income declined from the third quarter due to a number of individually small year-end adjustments, including severance and inventory charges.

Pete Miller, president and CEO of National Oilwell, stated "Each of our business groups, and each of the operations within a business group, achieved sequential top line growth over the third quarter of 2003. Except for the non-cash charge to Distribution and other normal year-end adjustments, consolidated operating results also improved. We continue to see good demand for our capital equipment from international markets, and we are optimistic about the prospects for 2004 and beyond. As an example of current market strength, we currently are quoting on ten offshore premium jackups that we believe will become firm projects in 2004."

The Company has scheduled a conference call today at 10:00 a.m. Central Time to discuss fourth quarter results. The call will be broadcast through the Investor Relations link on National Oilwell's web site at www.natoil.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 617-786-2962 (participant code: 78182453) five to ten minutes prior to the scheduled start time.

National Oilwell is a worldwide leader in the design, manufacture and sale of comprehensive systems and components used in oil and gas drilling and production, as well as in providing supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

                                     -more-

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PAGE 3

The following table sets forth comparative data (in thousands, except per share data):

                                                    Quarter Ended           Quarter Ended                  Full Year Ended
                                                    September 30,            December 31,                    December 31,
                                                    -------------     ---------------------------     ----------------------------
                                                        2003             2003             2002           2003              2002
                                                    -------------     ---------         ---------     ----------        ----------
Revenues
Products and Technology Group                       $     318,707     $ 349,045         $ 238,088     $1,314,692        $  917,250
Distribution Services Group                               206,947       211,424           174,194        791,964           686,174
Eliminations                                              (27,054)      (30,123)          (18,641)      (101,736)          (81,478)
                                                    -------------     ---------         ---------     ----------        ----------
Total                                               $     498,600     $ 530,346         $ 393,641     $2,004,920        $1,521,946

Operating Income
Products and Technology Group                       $      42,390     $  42,437 (1)     $  31,253     $  165,078 (1)     $ 127,011
Distribution Services Group                                 4,757     $  (8,475)(2)     $   4,293     $    6,497 (2)     $  18,083
Corporate                                                  (3,306)    $  (3,204)        $  (3,078)    $  (12,587)        $ (10,771)
                                                    -------------     ---------         ---------     ----------         ---------
Total                                               $      43,841     $  30,758         $  32,468     $  158,988         $ 134,323

Net Income                                          $      22,714     $  14,581         $  17,167     $   76,821         $  73,069

Average diluted shares outstanding                         85,198        85,277            81,743         84,985            81,709

Net income per diluted share                        $        0.27     $    0.17 (1)(2)  $    0.21     $     0.90 (1)(2)  $    0.89

Backlog for capital equipment at quarter end        $     340,000     $ 339,000         $ 364,000     $  339,000         $ 364,000

(1) Includes $2,238 ($1,611, or $0.02 per share, after tax) charge for depreciation and amortization relative to purchase price accounting of acquisitions and $2,427 ($1,699, or $0.02 per share, after tax) to adjust foreign pension expense.

(2) Includes $10,641 ($6,917, or $0.08 per share, after tax) charge to correct purchasing system clearing account and $742 ($482, or $0.01 per share, after tax) charge for depreciation adjustment.

Condensed Balance Sheet Data:

                                      Quarter Ended           Quarter Ended
                                      September 30,            December 31,
                                      -------------    -----------------------------
                                          2003             2003             2002
                                      -------------    ------------     ------------
Cash and cash equivalents             $     74,295     $     74,217     $    118,338
Other current assets                     1,136,893        1,166,510          996,730
                                      ------------     ------------     ------------
Total current assets                     1,211,188        1,240,727        1,115,068
Net property, plant and equipment          230,373          248,205          208,420
Other assets                               713,448          731,125          645,174
                                      ------------     ------------     ------------
Total assets                          $  2,155,009     $  2,220,057     $  1,968,662

Current liabilities                   $    409,932     $    413,580     $    346,216
Long-term debt                             571,126          610,152          594,637
Other long-term liabilities                 84,676           95,755           84,841
                                      ------------     ------------     ------------
Total liabilities                        1,065,734        1,119,487        1,025,694

Minority interest                           13,643           15,748            9,604

Shareholders' equity                     1,075,632        1,084,822          933,364
                                      ------------     ------------     ------------
Total liabilities and equity          $  2,155,009     $  2,220,057     $  1,968,662

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